Exhibit 99.1

EVERGREEN CORPORATION ANNOUNCES ADJOURNMENT OF EXTRAORDINARY GENERAL

MEETING OF SHAREHOLDERS TO 4:00 p.m. on MAY 10, 2023

KUALA LUMPUR, MALAYSIA, MAY 10, 2023 (GLOBE NEWSWIRE) — Evergreen Corporation (Nasdaq: EVGR) (the “Company”) today announced that the extraordinary general meeting of shareholders of the Company (the “Extraordinary General Meeting”), originally scheduled for 11:00 a.m. Eastern Time on May 10, 2023, was convened and then adjourned, without conducting any business, to recommence at 4:00 p.m. Eastern Time on May 10, 2023 as a virtual meeting via live webcast at https://www.cstproxy.com/evergreencorporation/2023 and the offices of Evergreen Corporation, Lot 1.02, Level 1, Glo Damansara, 699, Jalan Damansara, Taman Tun Dr Ismail, 60000 Kuala Lumpur, Malaysia.

The Extraordinary General Meeting is being held for the purposes of considering and voting on the following proposals:

●	To amend the Company’s Amended and Restated Articles of Association (the “Articles of Association”) to give the Company the right to extend the date by which it has to consummate a business combination (the “Combination Period”) up to twelve (12) times for an additional one (1) month each time, from May 11, 2023 to May 11, 2024 (as extended, the “Extended Date”) (i.e., for a period of time ending 27 months after the consummation of its initial public offering (the “IPO”)).

●	To amend the Company’s investment management trust agreement, dated as of February 8, 2022, by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”), to allow the Company to extend the Combination Period up to twelve (12) times for an additional one (1) month each time from May 11, 2023 to the Extended Date by depositing into the Trust Account, for each one-month extension, the lesser of (a) $160,000 and (b) $0.055 for each Class A ordinary share issued and outstanding after giving effect to the Redemption.

●	To amend the Articles of Association to expand the methods that the Company may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission.

●	To amend the Articles of Association to provide for the right of a holder of the Company’s Class B ordinary shares, par value $0.0001 per share, to convert into Class A ordinary shares, par value $0.0001 per share, of the Company on a one-for-one basis at any time and from time to time prior to the closing of a business combination at the election of the holder.

Each of the foregoing proposals is described in more detail in the definitive proxy statement related to the Extraordinary General Meeting filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 2, 2023, as amended and supplemented on May 3, 2023, May 4, 2023 and May 5, 2023 (the “Definitive Proxy Statement”).

The record date for the Extraordinary General Meeting remains the close of business on May 2, 2023. Shareholders who have not submitted their proxy for the Extraordinary General Meeting, or who wish to change or revoke their proxy, are urged to do so promptly. Shareholders who have previously submitted their proxy and do not wish to change or revoke their proxy need not take any action. If you are a shareholder of record and have questions or need assistance voting your shares, please contact the Company’s proxy solicitor at: Advantage Proxy, Inc., PO Box 10904, Yakima, WA 98909, phone: 866-894-0536, email: ksmith@advantageproxy.com. Further information related to attendance, voting and the proposals to be considered and voted on at the Extraordinary General Meeting is described in the Definitive Proxy Statement.

About Evergreen Corporation

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company has not selected any specific business combination target and has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search on technology companies involved in Artificial Intelligence (AI), FinTech and Financial Services, the Metaverse, the Internet of Things (IoT), eCommerce, social commerce, Industry 4.0 (IR4.0), as well as areas surrounding the new digital economy, in the ASEAN region. The Company is led by Liew Choon Lian, the Company’s Chairman of the Board and Chief Executive Officer.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the approval of certain proposals at the Extraordinary General Meeting or the implementation of the Extension. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly, including those risks set forth in the Definitive Proxy Statement, the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other documents filed with the SEC. Copies of such filings are available on the SEC’s website at www.sec.gov. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Additional Information and Where to Find It

Investors and security holders of the Company are advised to read the Definitive Proxy Statement because it contains important information about the Extraordinary General Meeting and the Company. Investors and security holders of the Company may also obtain a copy of the Definitive Proxy Statement, as well as other relevant documents that have been or will be filed by the Company with the SEC, without charge and once available, at the SEC’s website at www.sec.gov, or by written request to the Company at Evergreen Corporation, Lot 1.02, Level 1, Glo Damansara, 699, Jalan Damansara, Taman Tun Dr Ismail, 60000 Kuala Lumpur, Malaysia.

Participants in the Solicitation

The Company and certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the proposals to be considered and voted on at the Extraordinary General Meeting. Information concerning the interests of the directors and executive officers of the Company is set forth in the Definitive Proxy Statement, which may be obtained free of charge from the sources indicated above.

Contact

Liew Choon Lian

Chief Executive Officer

Email: liew4788@gmail.com

Phone: +1 786 406 6082

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